UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

LKQ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800 Chicago, IL	60661
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 621-1950

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On January 31, 2012, LKQ Corporation (the “Company”) borrowed an additional $200 million term loan (the “New Term Loan Facility”) under its amended and restated credit agreement (the “Amended and Restated Credit Agreement”), which was filed with the Company’s Form 10-Q for the quarterly period ended September 30, 2011. Under the terms of the Amended and Restated Credit Agreement, the Company was able to draw up to $200 million on a term loan between the effective date of the agreement and March 31, 2012.

Amounts under the New Term Loan Facility are due and payable in quarterly installments equal to 1.25% of the original principal amount at the end of each of the first full eight quarters following this initial draw, 2.5% at the end of each of the following eight quarters, and 3.75% each quarter thereafter. The remaining balance under the New Term Loan Facility is due and payable on the maturity date of the Amended and Restated Credit Agreement, March 25, 2016.

The Company used the initial proceeds from the New Term Loan Facility to pay down outstanding revolving credit facility borrowings under the Amended and Restated Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2012

LKQ CORPORATION

By:	/s/ John S. Quinn
John S. Quinn Executive Vice President and Chief Financial Officer